Exhibit 4.1

Certificate No. *PC-1*	SEE REVERSE SIDE FOR RESTRICTIVE LEGENDS	*__________* Shares

Giga-tronics Incorporated
a California corporation
Incorporated on March 5, 1980

Forty-One Million (41,000,000) Shares Authorized
40,000,000 shares designated as Common Stock and
1,000,000 shares designated as Preferred Stock
(of which 3,500 shares are designated as Series C Convertible Voting Perpetual Preferred Stock)

THIS CERTIFIES THAT __________________________ is the record holder of _________________ __________________________________________________ (*_________*) fully paid and non-assessable Shares of Series C Convertible Voting Perpetual Preferred Stock of Giga-tronics Incorporated transferable only on the books of the Corporation by the holder hereof, in person or by Attorney, upon surrender of this Certificate properly endorsed.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established, from time to time, by the Articles of Incorporation of the Corporation and by any certificate of determination, and the number of shares constituting each class and series and the designations thereof, may be obtained by the holder hereof upon written request and without charge from the Secretary of the Corporation at its corporate headquarters.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers as of this ______ day of _______, 201__.

John Regazzi, President and Chief Executive Officer	Frank Romejko, Interim Chief Financial Officer

FOR VALUE RECEIVED THE UNDERSIGED SELLS, ASSIGNS, AND TRANSFERS UNTO _____________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________________, AS ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ___________, ____	_____________________________
(Shareholder)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT. THE INVESTOR RIGHTS AGREEMENT LIMITS THE VOTING RIGHTS OF THE HOLDER OF THESE SECURITIES IN CONNECTION WITH THE APPROVAL OF CERTAIN CORPORATE REORGANIZATIONS. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.